Exhibit 99.2

TELKONET, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Telkonet, Inc. (“Telkonet”) and Newport Telecommunication Co. (“NTC”) after giving effect to our Asset Purchase Agreement and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Telkonet acquired the operations and substantially all of the assets of NTC on July 18, 2007. The pro forma balance sheet was prepared as if the acquisition occurred on June 30, 2007 and the statements of operations were prepared as if the acquisition had occurred on the first day of each period presented.

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had Telkonet and NTC been operating as combined entities for the periods presented.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of Telkonet included in our Form 10-K for the year ended December 31, 2006, and the historical financial statements included elsewhere in this Form 8-K/A.

Telkonet, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2007

	Historical			Pro Forma
		Newport	Combined
	Telkonet	Telecommunication	Total	Adjustments		Combined
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,023,299	$109,962	$6,133,261	$(109,962)	(1)	$5,003,299
				(1,020,000)	(1)
Accounts Receivable	1,902,060	230,441	2,132,501	(230,441)	(1)	1,902,060
Inventory	2,289,759	-	2,289,759	-		2,289,759
Income tax receivable	291,000	-	291,000	-		291,000
Note receivable	27,408	-	27,408	-		27,408
Other current assets	366,461	-	366,461	-		366,461
Total current assets	10,899,987	340,403	11,240,390	(1,360,403)		9,879,987

Property and cable equipment, installation and other, net	4,625,081	635,849	5,260,930	32,258		5,293,188

Other Assets:
Long-term investments	193,847	-	193,847	-		193,847
Intangible assets, net	4,857,120	-	4,857,120	1,981,893	(1)	6,839,013
Financing costs, net	841,764	-	841,764	-		841,764
Due from affiliates	-	239,855	239,855	(239,855)	(1)	-
Goodwill	17,074,690	-	17,074,690			17,074,690
Note receivable	17,974	-	17,974	-		17,974
Deposits and other	160,137	-	160,137	-		160,137
Total other assets	23,145,532	239,855	23,385,387	1,742,038		25,127,425

TOTAL ASSETS	$38,670,600	$1,216,107	$39,886,707	$413,893		$40,300,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$4,556,434	$326,675	$4,883,109	$(326,675)	(1)	$4,656,434
				100,000	(1)
Due to affiliates	-	369,561	369,561	(369,561)	(1)	-
Notes payable – officer	80,444	-	80,444	-		80,444
Income tax refund due	291,000	-	291,000	-		291,000
Deferred revenue	225,502	-	225,502	-		225,502
Customer deposits and other	36,150	-	36,150	-		36,150
Total current liabilities	5,189,530	696,236	5,885,766	(596,236)		5,289,530

Long Term Liabilities:
Deferred revenue	20,903	-	20,903	-		20,903
Deferred lease liability	63,397	-	63,397	-		63,397
Long-term debt	4,377,611	-	4,377,611	-		4,377,611
Total long term liabilities	4,461,911	-	4,461,911	-		4,461,911

Commitments and Contingencies	-	-	-	-		-

Minorty Interest	4,388,300	-	4,388,300	-		4,388,300

Stockholders’ Equity :
Preferred stock, par value $0.001	-	-	-	-		-
Common stock, par value $0.001	66,807	-	66,807	867	(1)	67,674
Partners Capital	-	519,871	519,871	(519,871)	(1)	-
Additional paid-in capital	104,975,067	-	104,975,067	1,529,133	(1)	106,504,200
(Accumulated deficit) retained earnings	(80,411,015)	-	(80,411,015)	-		(80,411,015)
Stockholders’ equity	24,630,859	519,871	25,150,730	1,010,129		26,160,859

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,670,600	$1,216,107	$39,886,707	$413,893		$40,300,600

Telkonet, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2007

	Historical		Pro Forma
		Newport
	Telkonet	Telecommunication	Adjustments		Combined
	(unaudited)	(unaudited)

Total Revenue	$4,912,876	$1,102,028	$-		$6,014,904

Cost of Sales	4,312,350	245,461	-		4,557,811

Gross Profit	600,526	856,567	-		1,457,093

Costs and Expenses:
Research and Development	1,089,808	-	-		1,089,808
Selling, General and Administrative	8,504,818	785,254	-		9,290,072
Employee Stock Options	690,067	-	-		690,067
Depreciation and Amortization	362,520	48,558	125,884	(2)	536,962
Total Operating Expense	10,647,213	833,812	125,884		11,606,909

Income (Loss) from Operations	(10,046,687)	22,755	(125,884)		(10,149,816)

Other Income (Expenses):
Interest Income	72,458	-	-		72,458
Interest Expense	(200,557)	-	-		(200,557)
Total Other Income (Expenses)	(128,099)	-	-		(128,099)

Income (Loss) Before Minority Interest and Provision for Income Taxes	(10,174,786)	22,755	(125,884)		(10,277,915)

Minority Interest	188,440	-	38,158	(3)	226,598
Provision for Income Taxes	-	-	-		-
Net Income (Loss)	$(9,986,346)	$22,755	$87,726		$10,051,317

Loss per common share (basic and dilutive)	($0.16)	-	-		($0.16)
Weighted average common shares outstanding	62,699,631	-	866,856	(1)	63,566,487

Telkonet, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year ended December 31, 2006

	Historical		Pro Forma
		Newport
	Telkonet	Telecommunication	Adjustments		Combined

Total Revenue	$5,181,328	$1,851,135	$-		$7,032,463

Cost of Sales	4,480,659	416,067	-		4,896,726

Gross Profit	700,669	1,435,068	-		2,135,737

Costs and Expenses:
Research and Development	1,925,746	-	-		1,925,746
Selling, General and Administrative	14,346,364	1,271,327	-		15,617,691
Impairment Write Down in Investment in Affiliate	92,000	-	-		92,000
Non-Employee Stock Compensation	277,344	-	-		277,344
Employee Stock Compensation	1,080,895	-	-		1,080,895
Depreciation and Amortization	540,906	97,738	251,469	(2)	890,113
Total Operating Expense	18,263,255	1,369,065	251,469		19,883,789

Income (Loss) from Operations	(17,562,586)	66,003	(251,469)		(17,748,052)

Other Income (Expenses):
Loss on Early Extinguishment of Debt	(4,626,679)	-	-		(4,626,679)
Interest Income	327,184	-	-		327,184
Interest Expense	(5,594,604)	-	-		(5,594,604)
Total Other Income (Expenses)	(9,894,099)	-	-		(9,894,099)

Income (Loss) Before Minority Interest and Provision for Income Taxes	(27,456,685)	66,003	(251,469)		(27,642,151)

Minority interest	19,569	-	18,547	(3)	38,116
Provision for Income Taxes	-	-	-		-
Net Income (Loss)	$(27,437,116)	$66,003	$232,922		$(27,604,035)

Loss per common share (basic and dilutive)	($0.54)				($0.53)
Weighted average common shares outstanding	50,823,652		866,856	(1)	51,690,508

TELKONET, INC

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The following unaudited pro forma condensed combined balance sheet is derived from the balance sheets of Newport Telecommunications Co., a New Jersey general partnership (“NTC”) and Telkonet at June 30, 2007. The unaudited pro forma condensed combined balance sheet reflects our purchase of the operations and substantially all the assets of NTC. The proforma balance sheet was prepared as if the acquisition occurred on June 30, 2007 and the statements of operations were prepared as if the acquisition had occurred on the first day of each period presented.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

2. Newport Telecommunications Co. Acquisition

On July 18, 2007, MSTI Holdings, Inc. (“MSTI”), Telkonet’s majority-owned subsidiary, acquired substantially all of the assets of Newport Telecommunications Co. (“NTC”), a New Jersey general partnership, relating to NTC’s business of providing broadband internet and telephone services to customers at certain residential and commercial properties in the development known as Newport in Jersey City, New Jersey (the “Acquisition”).

The consideration paid in the Acquisition was $2,550,000 (excluding direct acquisition costs), consisting of (i) 866,856 unregistered shares of Telkonet, Inc., which owns 63% interest in MSTI, equal to $1,530,000 (based on the average closing prices for Telkonet Common Stock for the ten trading days immediately prior to the closing date), and (ii) $1,020,000 in cash, subject to adjustments. The total consideration will be increased or decreased depending on the number of subscriber accounts acquired in the Acquisition that were in good standing at that time. The number will be determined within 120 days of the closing of the Acquisition. The stock certificates representing the Telkonet Common Stock, and $510,000 of the cash consideration were paid to U.S. Bank National Association, as escrow agent, to be released after the final determination of the number of subscriber accounts in good standing acquired in the Acquisition. In connection with the Acquisition, MSTI has agreed to either (a) pay Telkonet, Inc. $1,530,000 in cash or (b) issue to Telkonet, Inc. unregistered shares of our common stock equal to $1,530,000 (based at a price per share of MSTI common stock equal to the lesser of (i) the closing price for MSTI common stock on the day of the issuance of the shares of common stock to Telkonet, Inc. and (ii) $1.00 per share) as consideration for Telkonet, Inc.’s issuance of the Telkonet Common Stock to NTC.

The acquisition of NTC was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for NTC have been included in the Consolidated Statements of Operations since the date of acquisition.  The components of the purchase price were as follows:

As Reported June 30, 2007
Telkonet’s Common stock	$1,530,000
Cash	1,020,000
Direct acquisition costs	100,000
Total Purchase Price	$2,650,000

3. Allocation of Purchase Price:

Current assets	$-
Property, plant and equipment	668,107
Restrictive Covenant	100,000
Subscriber List (*)	1,881,893

Total assets acquired	2,650,000
Net assets acquired	$2,650,000

(*) As of July 18, 2007, $1,981,893 excess of fair value of the purchase price over the carrying amount of NTC’s net assets has been allocated to NTC’s subscriber list and a restrictive covenant. No allocation to other intangible assets has been included in the pro forma unaudited condensed consolidated balance sheet as such amount is currently believed to be immaterial. The final allocation of the purchase price is subject to adjustment upon detailed review of the net assets acquired and their fair values.

4. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1)  Reflects the $2,650,000 acquisition of the assets and operations of Newport Telecommunications Co. by MSTI comprised of $1,020,000 cash and 866,856 shares of Telkonet common stock and accrued acquisition costs.

(2) Reflects the annualized amortization expense of the Newport Telecommunications Co. intangible assets based upon an eight-year amortization.

(3)  Reflects the effect of the 10% minority interest in Newport Telecommunications Co., for the year ended December 31, 2006 and 37% minority interest for the six months ended June 30, 2007, on a pro forma basis.